                                   EXHIBIT 11

                     Consents of PricewaterhouseCoopers, LLP
                                       and
                            McGladrey and Pullen, LLP

                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated April 20, 2000, relating to the financial statements and financial highlights which appears in the March 31, 2000 Annual Report to Shareholders of Partners Value Fund series of Weitz Partners, Inc., which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Fund Auditor", and "Auditor" in such Registration Statement.

PricewaterhouseCoopers LLP



New York, New York
April 27, 2000

                         CONSENT OF INDEPENDENT AUDITORS
                         -------------------------------


We consent to the use of our report dated January 15, 1999, on the financial statements of Weitz Partners, Inc. - Partners Value Fund referred to in the Post-Effective Amendment. No. 7 to the Registration Statement on Form N-1A as filed with the Securities and Exchange Commission.

McGladrey & Pullen LLP



New York, New York
April 24, 2000